UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

BLADE AIR MOBILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 East 34th Street

New York, NY 10016

(Address of principal executive offices, including zip code)

(212) 967-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2021, Blade Urban Air Mobility, Inc. (“BUAM”), a wholly owned subsidiary of Blade Air Mobility, Inc. (“Blade”), and Blade Urban Air Mobility (Canada), Inc., a wholly owned subsidiary of BUAM (“Blade Sub” and together with BUAM, the “Blade Parties”), entered into an exclusive rights purchase agreement (the “Purchase Agreement”) with Helijet International, Inc. (“Helijet”) and Pacific Heliport Services Ltd., a wholly owned subsidiary of Helijet (“PHS” and together with Helijet, the “Helijet Parties”). Subject to the terms and conditions of the Purchase Agreement, the Blade Parties acquired the exclusive right to offer by-the-seat scheduled service and certain charter flights operated by Helijet and the exclusive right to maintain passenger terminals at Helijet’s three controlled heliports and future controlled heliports for $12.0 million in cash. The Blade Parties also have the right, subject to certain conditions, to acquire up to 49 percent of PHS, which manages and operates heliport waterfront terminals in Vancouver, Victoria and Nanaimo, British Columbia. The initial term of the Purchase Agreement will run through 2026, and automatically renew for successive two-year periods unless Blade elects not to renew.

The Blade Parties and the Helijet Parties have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of businesses of the parties during the term of the Purchase Agreement. The Blade Parties and Helijet Parties have each agreed to indemnify the other party for certain liabilities, including liabilities arising from breaches of such party’s representations, warranties and covenants in the Purchase Agreement, in each case subject to the limitations set forth in the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1

Item 7.01	Regulation FD Disclosure.

On December 2, 2021, Blade issued a press release announcing the transaction with the Helijet Parties. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1*	Exclusive Rights Purchase Agreement between Blade Urban Air Mobility, Inc., Blade Urban Air Mobility (Canada), Inc., Helijet International, Inc. and Pacific Heliport Services Ltd., dated November 30, 2021.
99.1	Press Release, dated December 2, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: December 2, 2021	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer